SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011, Vermillion, Inc. (the “Company”) announced the appointment of Donald G. Munroe, Ph.D. as Chief Scientific Officer and Vice President of Research and Development. Dr. Munroe will join the Company on October 11, 2011. In his role as Chief Scientific Officer and Vice President of Research and Development, Dr. Munroe will be responsible for furthering development of the Company’s two pipeline products, OVA2™ and VASCLIR®.

Dr. Munroe, age 54, has extensive experience in the diagnostic industry, and has been a key member of upper management in a number of prominent diagnostic and life science companies. He served as Vice President, Immunoassay Research and Development from 2009 to 2011 at Beckman Coulter, a preeminent manufacturer of automated diagnostic tests and biomedical instruments. In this role, Dr. Munroe was responsible for launching key Immunoassay menu additions and re-standardizing existing assays. He also initiated manufacturing science investigations and product improvement projects. Previously, Dr. Munroe worked at Invitrogen Corporation in several roles including Vice President, Research and Development (Transplant Diagnostics) from 2006 to 2008, Vice President, Global Program and Portfolio Management (Corporate) from 2004 to 2005, and Director, Research and Development (GIBCO™) from 2002 to 2003. Dr. Munroe was Director of Technology Commercialization with Corning (Microarray Technologies) from 2000 to 2002, and has 10 years of pharmaceutical discovery research experience at R.W. Johnson Pharmaceutical Research Institute (1990 to 1995) and Allelix Biopharmaceuticals (1996 to 2000). Dr. Munroe received his Bachelor of Science in Biology from the University of Guelph, Master of Science in Medical Sciences at McMaster University and Ph.D. in Medical Biophysics at University of Toronto. Dr. Munroe has served as a member of the Scientific Advisory Board of Minneapolis Community & Technical College and is a member of the American Association for Clinical Chemistry and the American Association for the Advancement of Science. Dr. Munroe is an inventor in seven granted U.S. patents, and has authored peer-reviewed publications on the molecular basis of cancer, gastrointestinal disorders, inflammation and other topics.

Pursuant to the terms of an offer letter agreement between the Company and Dr. Munroe, dated September 20, 2011 (the “Offer Letter”), the Company will pay Dr. Munroe an annual base salary of $250,000. Dr. Munroe will be eligible for a bonus of up to 40% of his base salary for achievement of reasonable performance-related goals and milestones. In addition, the Company granted Dr. Munroe a relocation bonus of $30,000. Subject to the approval of the Board, Dr. Munroe will be granted an option to purchase 125,000 shares of the Company’s common stock. The options will vest monthly over a four-year period, subject to a one-year cliff. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 26, 2011, the Company announced that Eric T. Fung, M.D., Ph.D. will become Chief Medical Officer effective October 11, 2011. In this role, Dr. Fung will focus on OVA1® commercialization efforts and provide medical support for the development of the Company’s two pipeline products.

Item 8.01	Other Events.

The Company repaid in cash the $5,000,000 principal amount of outstanding 7.00% Convertible Senior Notes due 2011 (the “7.00% Notes”) pursuant to the terms of the Indenture governing the 7.00% Notes. No additional 7.00% Notes remains outstanding.

On September 26, 2011, the Company issued a press release announcing the appointment of Donald G. Munroe, Ph.D. as Chief Scientific Officer and Vice President of Research and Development. A copy of the Company’s press release dated September 26, 2011 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit No.	Description.

10.1	Offer Letter between Vermillion, Inc. and Donald G. Munroe, dated September 20, 2011

99.1	Press Release dated September 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: September 26, 2011	By:	/s/ Sandra A Gardiner
Sandra A. Gardiner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between Vermillion, Inc. and Donald G. Munroe, dated September 20, 2011

99.1	Press Release dated September 26, 2011